UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                                   -----------

       Date of Report (Date of earliest event reported): January 31, 2003


                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)


   Indiana                                  1-9250               35-1468632
----------------------                   ----------------     --------------
(State or other                          (Commission          (I.R.S. Employer
jurisdiction of                          File Number)        Identification No.)
organization)

11825 North Pennsylvania Street
        Carmel, Indiana                                             46032
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(Address of principal executive offices)                          (Zip Code)

                                 (317) 817-6100
                            -------------------------
              (Registrant's telephone number, including area code)


                 Not Applicable (Former name or former address,
                         if changed since last report.)

Item 5. Other Events.

     On January 31, 2003, Conseco, Inc. ("Conseco" or the "Company") and certain of its subsidiaries filed their draft joint plan of reorganization (the "Plan") and related disclosure statement (the "Disclosure Statement") with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court"). Copies of the draft Plan and Disclosure Statement are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively. A copy of a press release issued by Conseco is attached hereto as Exhibit 99.1.

     Bankruptcy law does not permit the solicitation of acceptances of the Plan until the Bankruptcy Court approves the Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Company will emerge from Chapter 11 if and when the Plan receives the requisite stakeholder approval and is confirmed by the Bankruptcy Court.

     The Plan and Disclosure Statement, together with certain exhibits and related court filings, are available at http://www.bmccorp.net/conseco.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits

     2.1      Joint Plan of Reorganization of Conseco, Inc. and its affiliated
              Debtors.

     2.2 Disclosure Statement with Respect to Joint Plan of Reorganization of Conseco, Inc. and its affiliated Debtors.

     99.1     Press Release dated January 31, 2003.








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                                   SIGNATURES

     According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           CONSECO, INC.

February 4, 2003
                                           By:  /s/ John R. Kline
                                                ------------------------
                                                John R. Kline
                                                  Senior Vice President and
                                                  Chief Accounting Officer